UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ruby Creek Resources Inc. (Exact name of registrant as specified in its charter)

British Columbia, Canada	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 600, 890 West Pender Street, Vancouver, British Columbia, Canada	V6C 1K4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-138463

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share
(Title of class)

INFORMATION REQUESTED IN REGISTRATION STATEMENT

Item 1.            Description of Registrant's Securities to be Registered.

The description of registrant's securities contained in the registrant's registration statement on Form SB-2, filed with the commission on November 7, 2006 (File No. 333-138463), is hereby incorporated by reference into this registration statement.

Item 2.            Exhibits.
Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation(*)

(*)       Filed as an exhibit to the registrant's registration statement on Form SB-2, filed with the commission on November 7, 2006 (File No. 333-138463).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RUBY CREEK RESOURCES INC.
Date: By:	December 6, 2006 /s/ Brian Roberts _____________________________________ Name Brian Roberts Title: President, Chief Executive Officer, Principal Executive Officer and a director